Exhibit 99.1

NEWS RELEASE

NOVAGOLD ShAREHOLDERS APPROVE TRANSACTION TO CONSOLIDATE 100% OWNERSHIP OF dONLIN GOLD

►	A total of 303,446,751 or 69.15% of the Company’s issued and outstanding common shares were represented at the Meeting

►	Shareholders approved the previously announced Transactions pursuant to which, among other things, New NOVAGOLD would become the ultimate parent of NOVAGOLD and its subsidiaries and would acquire the 40% interest in Donlin Gold held by Paulson Advisers LLC and its affiliates in an all-share transaction, increasing NOVAGOLD’s ownership in Donlin Gold from 60% to 100%.

November 4, 2026 – Vancouver, British Columbia – NOVAGOLD RESOURCES INC. (“NOVAGOLD” or the “Company”) (NYSE American, TSX: NG) is pleased to announce the detailed voting results from the special meeting of shareholders held on November 3, 2026 (the “Meeting”). At the Meeting, shareholders approved (i) a special resolution (the “Arrangement Resolution”) approving an arrangement (the “Arrangement”), relating to the transactions announced on July 22, 2026, pursuant to which, and subject to the satisfaction of certain closing conditions, upon the consummation thereof, NovaGold Corporation, a newly incorporated Delaware corporation (“New NOVAGOLD”), will acquire all of the issued and outstanding common shares of NOVAGOLD by way of a statutory plan of arrangement under the Business Corporations Act (British Columbia), becoming the ultimate parent of NOVAGOLD and its subsidiaries, and will acquire the 40% interest in Donlin Gold LLC (“Donlin Gold”) held by Paulson Advisers LLC and certain of its affiliates (collectively, “Paulson”) through Donlin Gold Holdings LLC (“Donlin Gold Holdings”)1, increasing NOVAGOLD’s ownership from 60% to 100% in its Tier One2 gold development project in Alaska (the “Transactions”), and (ii) all other resolutions described in the management information circular and definitive proxy statement. The completion of the Arrangement is conditioned upon, among other things, the receipt of all regulatory, stock exchange and court approvals and the satisfaction of customary closing conditions. NOVAGOLD remains on track to complete the Transactions in the fourth quarter of 2026.

Shareholder Engagement

Shareholder feedback received through the Company’s ongoing engagement efforts has played an important role in shaping and enhancing the Company’s governance and compensation practices. Building on this commitment to constructive dialogue, New NOVAGOLD will continue to engage regularly with shareholders, seek their perspectives, and consider feedback as appropriate, to further strengthen its disclosure, corporate governance, and compensation practices.

Shareholder Voting Results

The shareholders voted on the following matters at the Meeting:

1 – Arrangement Resolution

The vote was carried for the Arrangement Resolution. The votes received by ballots were as follows:

Votes For	302,610,350	99.72%
Votes Against	380,548	0.13%
Abstentions	455,851	0.15%

2 – Equity Plan Resolution

The vote was carried for the ordinary resolution to approve the adoption of the New NOVAGOLD 2026 Omnibus Incentive Plan (the “Equity Plan Resolution”). The votes received by ballots were as follows:

Votes For	189,929,461	62.59%
Votes Against	112,946,575	37.22%
Abstentions	570,714	0.19%

1 Donlin Gold Holdings LLC is wholly owned by Paulson.

2 NOVAGOLD defines a Tier One gold development project as one with a projected production life of at least 10 years, annual projected production of at least 500,000 ounces of gold, and average projected cash costs over the production life that are in the lower half of the industry cost curve.

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NEWS RELEASE

3 – New NOVAGOLD ESPP Resolution

The vote was carried for the ordinary resolution to approve the adoption of the New NOVAGOLD Employee Stock Purchase Plan (the “New NOVAGOLD ESPP Resolution”). The votes received by ballots were as follows:

Votes For	210,503,292	69.37%
Votes Against	92,200,994	30.38%
Abstentions	742,464	0.24%

4 – NOVAGOLD ESPP Resolution

The vote was carried for the ordinary resolution to approve the adoption of the NOVAGOLD Employee Share Purchase Plan (the “NOVAGOLD ESPP Resolution”). The votes received by ballots were as follows:

Votes For	302,201,908	99.59%
Votes Against	628,345	0.21%
Abstentions	616,497	0.20%

5 – Compensation Resolution

The vote was carried for the ordinary resolution to approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise related to the Arrangement Agreement and the Transactions (the “Compensation Resolution”). The votes received by ballots were as follows:

Votes For	300,807,530	99.13%
Votes Against	1,523,646	0.50%
Abstentions	1,115,572	0.37%

The management information circular and definitive proxy statement and related meeting materials, which contain important information about the proposed Transactions, including additional information regarding the benefits of the proposed Transactions, are available at www.NewNOVAGOLD.com and under NOVAGOLD’s issuer profiles on SEDAR+ at www.sedarplus.ca and EDGAR, the SEC’s website, at www.sec.gov.

About NOVAGOLD

NOVAGOLD is a well-financed precious metals company focused on the development of the Donlin Gold project in Alaska, one of the safest mining jurisdictions in the world. With approximately 40 million ounces of gold in the Measured and Indicated Mineral Resource categories (approximately 560 million tonnes at an average grade of 2.22 grams per tonne, on a 100% basis)3 inclusive of Proven and Probable Mineral Reserves, the Donlin Gold project is regarded as one of the largest, highest-grade, and most prospective known open-pit gold deposits in the world. According to the 2025 Technical Report and the 2025 Technical Report Summary (each as defined below), the Donlin Gold project is expected to produce an average of more than one million ounces per year over a 27-year mine life on a 100% basis once in production.4

3 Donlin Gold data as per the report titled “NI 43-101 Technical Report on the Donlin Gold project, Alaska, USA” with an effective date of November 30, 2025 (the “2025 Technical Report”) and the report titled “S-K 1300 Technical Report Summary on the Donlin Gold Project, Alaska, USA” (the “2025 Technical Report Summary”), dated November 30, 2025. Donlin Gold possesses Measured Resources of approximately 9 Mt grading 2.67 g/t and Indicated Resources of approximately 551 Mt grading 2.21 g/t, each on a 100% basis and inclusive of Mineral Reserves, of which approximately 6 Mt of Measured Resources and approximately 330 Mt of Indicated Resources inclusive of Mineral Reserves is currently attributable to NOVAGOLD through its 60% ownership interest in Donlin Gold. Exclusive of Mineral Reserves, Donlin Gold possesses Measured Resources of approximately 1.4 Mt grading 1.18 g/t and Indicated Resources of approximately 175 Mt grading 1.32 g/t, of which approximately 0.9 Mt of Measured Resources and approximately 105 Mt of Indicated Resources exclusive of Mineral Reserves is currently attributable to NOVAGOLD. Donlin Gold possesses Proven Reserves of approximately 9 Mt grading 2.29 g/t and Probable Reserves of approximately 495 Mt grading 2.02 g/t, each on a 100% basis, of which approximately 6 Mt of Proven Reserves and approximately 297 Mt of Probable Reserves is attributable to NOVAGOLD. Mineral Reserves and Resources have been estimated in accordance with NI 43-101 and S-K 1300.

4 Anticipated average annual gold production during full life of mine if put into production as contemplated in the 2025 Technical Report and the 2025 Technical Report Summary.

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NEWS RELEASE

About Donlin Gold Holdings

Donlin Gold Holdings, 100% wholly-owned by Paulson Advisers LLC and its affiliates, is the 40% owner of the Donlin Gold project. Donlin Gold Holdings, together with NOVAGOLD, owns 100% of Donlin Gold and shares equal voting and operating control with NOVAGOLD through its operating agreement.

NOVAGOLD Contacts

Mélanie Hennessey

Vice President, Corporate Communications

Frank Gagnon

Manager, Investor Relations

604-669-6227 or 1-866-669-6227

info@novagold.com

www.novagold.com

Cautionary Note Regarding Forward-Looking Statements

This communication includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “continue”, “ongoing”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, “would” or “should” occur or be achieved. All statements, other than statements of historical fact, included herein are forward-looking statements. These forward-looking statements include statements regarding the expected outcomes of the Transactions; the ability of NOVAGOLD, New NOVAGOLD and Paulson to complete the Transactions on the terms described herein, or at all, including receipt of required regulatory approvals, shareholder approvals, court approvals, stock exchange approvals and satisfaction of other customary closing conditions; the expected synergies related to the Transactions in respect of strategy, operations and other matters; projections related to expansion; and the impact of the Transactions on New NOVAGOLD and its stakeholders. Forward-looking statements contained herein are based on a number of material assumptions, including but not limited to the following, which could prove to be inaccurate: the expected outcomes of the Transactions, the ability of NOVAGOLD, New NOVAGOLD and Paulson to complete the Transactions on the terms described herein, or at all, including receipt of required regulatory approvals, shareholder approvals, court approvals, stock exchange approvals and satisfaction of other customary closing conditions, the expected synergies related to the Transactions in respect of strategy, operations and other matters, projections related to expansion, our ability to achieve production at Donlin Gold; the cost estimates and assumptions contained in the 2025 Technical Report and the 2025 Technical Report Summary; anticipated timing of updated reports and/or studies including the Donlin Gold BFS and draft SEIS; repayment of the Barrick promissory note and the timing thereof; sufficiency of working capital; future capital raising activities and potential sources of funding; estimated metal pricing, metallurgy, mineability, marketability and operating and capital costs, together with other assumptions underlying our resource and reserve estimates; our expected ability to develop adequate infrastructure and that the cost of doing so will be reasonable; assumptions that all necessary permits and governmental approvals will be obtained and the timing of such approvals; assumptions made in the interpretation of drill results, the geology, grade and continuity of our mineral deposits; our expectations regarding demand for equipment, skilled labor and services needed for exploration and development of mineral properties; and operating or regulatory risks. Forward-looking statements are necessarily based on several opinions, estimates and assumptions that management of NOVAGOLD considered appropriate and reasonable as of the date such statements are made, and are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results, activity, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Forward-looking statements are not historical facts but instead represent NOVAGOLD management’s expectations, estimates and projections regarding future events or circumstances on the date the statements are made. Important factors that could cause actual results to differ materially from expectations include the need to obtain additional permits and governmental approvals; the timing and likelihood of obtaining and maintaining permits necessary to construct and operate; the need for additional financing to complete an updated feasibility study and to explore and develop properties; availability of financing in the debt and capital markets; disease pandemics; uncertainties involved in the interpretation of drill results and geological tests and the estimation of reserves and resources; changes in mineral production performance, exploitation and exploration successes; changes in national and local government legislation, taxation, controls or regulations and/or changes in the administration of laws, policies and practices, expropriation or nationalization of property and political or economic developments in the United States or Canada; the need for continued cooperation between the owners of Donlin Gold to advance the Donlin Gold project; the need for cooperation of government agencies and Native groups in the development and operation of properties; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; whether or when a positive construction decision will be made regarding the Donlin Gold project; and other risks and uncertainties disclosed in NOVAGOLD’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports and other documents filed by NOVAGOLD with applicable securities regulatory authorities from time to time. Copies of these filings may be obtained by visiting NOVAGOLD’s website at www.novagold.com, or the SEC’s website at www.sec.gov, or on SEDAR+ at www.sedarplus.ca. The forward-looking statements contained herein reflect the beliefs, opinions and projections of NOVAGOLD on the date the statements are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

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